EXHIBIT 10.3

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THIS NOTE AND SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. HOLDER SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Date of Note: January 7, 2021

Principal Amount of Note: $500,000

For value received, Digital Locations, Inc., a Nevada corporation (“Issuer”), promises to pay to Shervin Gerami, an individual, or its assigns (“Holder”) the principal amount set forth above (“Principal Amount”) with simple interest on the outstanding Principal Amount at the rate of thirty-nine one hundredths percent (0.39%) per annum. Interest shall commence with the date hereof and shall continue on the outstanding principal until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. All unpaid interest and principal shall be due and payable upon request of the Holder on or after January 7, 2026 (the “Maturity Date”).

1. BASIC TERMS.

(a)	Asset Purchase Agreement. This Note (“Note”) was originally issued by Issuer to SmallCellSite.com LLC (“SCS”) and then subsequently assigned to Holder, in connection with that certain Asset Purchase Agreement dated January 7, 2021, which was entered into by and between the Issuer and the SCS. The Note is for the purpose of Issuer’s purchase of substantially all of the assets from SCS.

(b)	Payments. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to accrued interest, and thereafter to principal. Accrued and unpaid interest of the Note shall be payable to the Holder on December 31 of each year of the term of this Note in the amount of $1,950.00 until the Maturity Date.

(c)	Prepayment. The Issuer may not prepay this Note prior to the Maturity Date without the consent of the Holder.

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2. CONVERSION, REPAYMENT.

(a)	The Holder has the right, at any time after December 31, 2021, at its election, to convert part of the Principal Amount into shares of fully paid and non-assessable shares of common stock of the Issuer (the “Common Stock”). Each month, the Holder may convert the Principal Amount of the Note into a number of shares of Common Stock not exceeding Five Percent (5%) of the total trade volume of the Common Stock publicly reported for the previous calendar month (the “Volume Limitation”). For example, if the aggregate sum of all daily trade volume for the previous calendar month is ten million (10,000,000) shares, then Holder may not convert any part of the Principal Amount of the Note into more than 500,000 shares of Common Stock in the month of conversion, subject to further limitations of Section 2(d) of this Note, if applicable. If this Note is subsequently assigned to more than one party, then the Volume Limitations on the assigned Promissory Notes (“Assigned Notes”) shall be pro-rata adjusted based on the Principal Amount of those Assigned Notes. For clarification the Volume Limitation percentage of the Assigned Notes shall equal: 5% * (Principal Amount / $500,000). The conversion price (the “Conversion Price”) shall be $0.013 per share of Common Stock. The conversion formula shall be as follows: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. A conversion notice (the “Conversion Notice”) may be delivered to Issuer by a reasonable verifiable method of Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Holder. If no objection is delivered from the Issuer to the Holder with respect to any variable or calculation reflected in the Conversion Notice within 24 hours of delivery of the Conversion Notice to the Issuer, then the Issuer shall have thereafter been deemed to have irrevocably confirmed and irrevocably ratified such Conversion Notice and waived any objection thereto. The Issuer shall deliver the shares of Common Stock from any conversion to the Holder within five (5) business days of Conversion Notice delivery. Upon request of the Holder and provided that the shares to be issued are eligible for transfer under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or are effectively registered under the Securities Act, the Issuer shall cause its transfer agent to electronically issue the Common Stock issuable upon conversion to the Holder through the DTC Direct Registration System. The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Issuer relating to the Issuer’s securities or the securities of any subsidiary of the Issuer, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

(b)	Change of Control. If the Issuer consummates a Change of Control (as defined below) while this Note remains outstanding, at the option of the Holder, (a) the Issuer shall repay Holder in cash in an amount equal to the outstanding Principal Amount of the Note plus accrued and unpaid interest thereon, or (b) the outstanding Principal Amount of the Note plus any unpaid accrued interest on the original principal will convert into shares of the most recently issued class of the Issuer’s capital stock or, at the Holder’s option, shares of the Common Stock at a conversion price equal to the Conversion Price. For purposes of this Note, a “Change of Control” means any of the following transactions with a third party that is not an affiliate of the Issuer: (i) the sale or transfer of a majority or all of the Issuer’s issued and outstanding equity securities (whether by equity sale, merger, exchange, investment, recapitalization or similar transaction, or (ii) the sale or transfer of all or substantially all of the Issuer’s assets, with the purchaser assuming all or substantially all of the Issuer’s liabilities.

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(c)	Certificates; No Fractional Shares. As soon as practicable after conversion of this Note pursuant to Sections 2(a) – (b), the Issuer at its expense will cause to be issued in the name of Holder and to be delivered to Holder, a certificate or certificates for the number of shares of Conversion Securities (as defined below) to which Holder shall be entitled upon such conversion, together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note. No fractional shares shall be issued upon conversion of this Note. If upon any conversion of this Note, a fraction of a share would otherwise be issued, then in lieu of such fractional share, the Issuer shall pay to Holder an amount in cash equal to such fraction of a share multiplied by the applicable conversion price. If at the time of such conversion there are insufficient authorized shares of Conversion Securities to permit conversion of this Note in full as provided herein, then the Issuer shall take all corporate action necessary to authorize a sufficient number of shares of Conversion Securities to permit such conversion in full.

(d)	Limitations of Conversions. In no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of: (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note or the unexercised or unconverted portion of any other security of the Issuer subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso.

3. REPRESENTATIONS AND WARRANTIES.

(a)	Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Holder as of the date the first Note was issued as follows:

(i)	Organization, Good Standing and Qualification. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Issuer has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Issuer is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Issuer or its business.

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(ii)	Corporate Power. The Issuer has all requisite corporate power to issue this Note and to carry out and perform its obligations under this Note. The Issuer’s Board of Directors has approved the issuance of the Note based upon a reasonable belief that the issuance of the Note is appropriate for the Issuer after reasonable inquiry concerning the Issuer’s financing objectives and financial situation.

(iii)	Authorization. All corporate action on the part of the Issuer, its directors and its stockholders necessary for the issuance and delivery of this Note has been taken. This Note constitutes a valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Any securities issued upon conversion of this Note (“Conversion Securities”), when issued in compliance with the provisions of this Note, will be validly issued, fully paid and non-assessable and free of any liens or encumbrances and issued in compliance with all applicable federal and securities laws.

(iv)	Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Issuer in connection with issuance of this Note has been obtained.

(v)	Compliance with Laws. The Issuer is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation of which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Issuer.

(vi)	Compliance with Other Instruments. The Issuer is not in violation or default of (A) any term of its certificate of incorporation or bylaws, (B) any term or provision of any mortgage, indenture or contract to which it is a party and by which it is bound or (C) of any judgment, decree, order or writ, other than such violation(s) or default(s) that would not have a material adverse effect on the Issuer. The execution, delivery and performance of this Note will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Issuer or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Issuer, its business or operations or any of its assets or properties. Without limiting the foregoing, the Issuer has obtained waivers of all preemptive rights, rights of first refusal or similar rights, including any notice or offering periods provided for as part of any such rights, in order for the Issuer to consummate the transactions contemplated hereunder without any third party obtaining any rights to cause the Issuer to offer or issue any securities of the Issuer as a result of the consummation of the transactions contemplated hereunder.

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(vii)	No “Bad Actor” Disqualification. The Issuer has exercised reasonable care to determine whether any Issuer Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”). To the Issuer’s knowledge, no Issuer Covered Person is subject to a Disqualification Event. The Issuer has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Note, “Issuer Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act.

(viii)	Offering. Assuming the accuracy of the representations and warranties of the Holder contained in subsection (b) below, the offer, issue, and sale of the Note and any Conversion Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws. Each of the Notes has been and will be issued on identical terms and conditions.

(ix)	Use of Proceeds. The Issuer shall use the proceeds of this Note solely for the operations of its business, and not for any personal, family or household purpose.

(x)	Accuracy of Information Furnished. No representation or warranty of the Issuer contained in this Note or in its public filings contains any untrue statement of a material fact or, to the Issuer’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(b)	Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Issuer as of the date hereof as follows:

(i)	Purchase for Own Account. The Holder is acquiring this Note and the Conversion Securities (collectively, the “Securities”) solely for the Holder’s own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention; provided, that the foregoing representation shall not be deemed to limit the Holder’s ability to resell the Notes in accordance with applicable state and federal securities laws.

(ii)	Information and Sophistication. Without lessening or obviating the representations and warranties of the Issuer set forth in subsection (a) above, the Holder hereby: (A) acknowledges that the Holder has received all the information the Holder has requested from the Issuer and the Holder considers necessary or appropriate for deciding whether to acquire the Securities, (B) represents that the Holder has had an opportunity to ask questions and receive answers from the Issuer regarding the terms and conditions of the offering of the Securities and to obtain any additional information necessary to verify the accuracy of the information given the Holder and (C) further represents that the Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risk of this investment.

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(iii)	Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that the Holder is able, without materially impairing the Holder’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of his/her/its investment.

(iv)	Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

(1)	there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(2)	the Holder shall have notified the Issuer of the proposed disposition and shall have furnished the Issuer with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Issuer, the Holder shall have furnished the Issuer with an opinion of counsel, reasonably satisfactory to the Issuer, that such disposition will not require registration under the Securities Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 under the Securities Act.

Notwithstanding the provisions of paragraphs (1) and (2) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Holder to an affiliate, partner (or retired partner) or member (or retired member) of the Holder in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Holders hereunder.

(v)	Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

(vi)	No “Bad Actor” Disqualification. The Holder represents and warrants that neither (A) the Holder nor (B) any entity that controls the Holder or is under the control of, or under common control with, the Holder, is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii), (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Issuer. The Holder represents that the Holder has exercised reasonable care to determine the accuracy of the representation made by the Holder in this paragraph, and agrees to notify the Issuer if the Holder becomes aware of any fact that makes the representation given by the Holder hereunder inaccurate.

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4. EVENTS OF DEFAULT.

(a)

If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Issuer (which election and notice shall not be required in the case of an Event of Default under subsection (ii) or (iii) below), this Note shall accelerate and all principal and unpaid accrued interest shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(i)	the Issuer fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

(ii)	the Issuer files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(iii)	an involuntary petition is filed against the Issuer (unless such petition is dismissed or discharged within 60 days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Issuer).

(b)	In the event of any default hereunder, the Issuer shall pay all reasonable attorneys’ fees and court costs incurred by the Holder in enforcing and collecting this Note.

5. MISCELLANEOUS PROVISIONS.

(a)	Waivers. Issuer hereby waives demand, notice, presentment, protest and notice of dishonor.

(b)	Further Assurances. The Holder agrees and covenants that at any time and from time to time the Holder will promptly execute and deliver to the Issuer such further instruments and documents and take such further action as the Issuer may reasonably require in order to carry out the full intent and purpose of this Note and to comply with state or federal securities laws or other regulatory approvals.

(c)	Transfers of Notes. This Note may be transferred only upon its surrender to the Issuer for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Issuer. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal shall be paid solely to the registered holder of this Note. Such payment shall constitute full discharge of the Issuer’s obligation to pay such interest and principal. If there are Assigned Notes, then all payments made under this Note shall be made pro rata among all holders of the Assigned Notes.

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(d)	Amendment and Waiver. Any term of this Note may be amended or waived with the written consent of Issuer and the Holder. Upon the effectuation of such waiver or amendment in conformance with this paragraph, the Issuer shall promptly give written notice thereof to the Holder if the Holder has not previously consented to such amendment in writing.

(e)	Governing Law. This Note shall be construed in accordance with the laws of the State of Nevada without giving effect to applicable conflict of law provisions.

(f)	Binding Agreement. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Note, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Note, except as expressly provided in this Note.

(g)	Severability. If any provision of this Note or the application thereof to any persons or entities or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note shall not be deemed affected thereby and every provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

(h)	No Partner. The Holder shall not become or be deemed to be a partner or joint venturer with the Issuer by reason of any provision of this Note. Nothing herein shall constitute the Holder and the Issuer as partners or joint venturers or require the Holder to participate in or be responsible or liable for any costs, liabilities, expenses or losses of the Issuer.

(i)	Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Note may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

(j)	Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

(k)	Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications to a party shall be sent to the party’s address set forth on the signature page hereto or at such other address(es) as such party may designate by 10 days advance written notice to the other party hereto. A copy of any notice to the Holder shall be sent to Holland & Knight LLP, 1650 Tysons Boulevard, Suite 1700, Tysons, Virginia 22102, Attn: Adam J. August, e-mail: Adam.August@hklaw.com.

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(l)	Expenses. The Issuer and the Holder shall each bear his/her/its respective expenses and legal fees incurred with respect to the negotiation, execution and delivery of this Note and the transactions contemplated herein.

(m)	Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holder, upon any breach or default of the Issuer under this Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Holder of any breach or default under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Issuer, upon any breach of the Holder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, or any acquiescence therein, or of or in any similar breach thereafter occurring; nor shall any waiver of any single breach be deemed a waiver of any other breach theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Issuer of any breach under this Note, or any waiver by the Holder of any provisions or conditions of this Note, must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Note, or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

(n)	Entire Agreement. This Note constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(o)	No Voting or Other Rights. This Note does not entitle Holder to any voting rights or other rights as a shareholder of the Issuer, unless and until this Note is actually converted into shares of the Issuer’s capital stock in accordance with its terms. In the absence of conversion of this Note into Conversion Securities, no provisions of this Note and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a shareholder of the Issuer for any purpose.

(p)	Collection Costs. If any action is commenced to construe the terms and conditions of this Note or enforce the rights of the Holder hereunder, the party prevailing in that action shall recover as part of the judgment its entire attorneys' fees and costs in that action, as well as all costs and fees of enforcing any judgment entered therein.

(Signature pages follow.)

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IN WITNESS WHEREOF, the undersigned Issuer has executed this Note on the date set forth below.

ISSUER:	DIGITAL LOCATIONS, INC., a Nevada corporation

By:
William E. Beifuss, Jr., President

HOLDER:

By:
Shervin Gerami

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